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                                                                    EXHIBIT 10.1
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                                   JFAX.COM
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                       Incentive Compensation Bonus Plan
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                                 January, 1999
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Purpose
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The Incentive Compensation Bonus Plan (`the Plan') is designed to recognize efforts required in supporting JFAX.COM to achieve its annual objectives and maintain its place as the leader in unified messaging.

Administration
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The Management Committee of JFAX.COM will administer the Plan.  This committee will be exclusively responsible for determining and approving the following:

    .  Financial planning and setting of corporate goals
    .  Eligibility of plan participants
    .  Bonus structure amounts (based on base salary)
    .  Individual assessment guidelines and goals

Target Award
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1.  Funding: Corporate attainment of goals drives the funding of the bonus plan.
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    If the company meets or exceeds its goals, the plan is funded accordingly.
    Funding does not trigger below 85% attainment.  If JFAX.COM's financial
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    performance does not reach the attainment level that has been set, no
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    bonuses of any amount will be paid.
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2.  Individual Attainment:  Assuming the plan is funded, the individual funding
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    is based on an individual's attainment of his or hers goals; either quantitative (numerical) goals or qualitative goals. An individual's supervisor determines his or her level of attainment against his or her goals and recommends a bonus accordingly.

Eligibility
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To be eligible for participation in the Plan, you must be a full-time employee for a minimum of 90 days during that year. In addition, if and when the semi-annual payments are made, you must be employed by JFAX.COM on the date of disbursement to receive actual payment.

Disbursements
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The January to June segment will be disbursed either the last pay period of
September or first pay period of October. The July to December segment will be disbursed either the last pay period of March or first pay period of April. All applicable taxes and withholdings shall be deducted from any bonus paid.

Termination of Employment
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If a participant's employment is terminated voluntarily, or by JFAX.COM for unsatisfactory performance or cause, all unpaid bonus opportunities will be forfeited.